Exhibit 23.2

            CONSENT OF INDEPENDENT PETROLEUM ENGINEER

     As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Form 8-K by McMoRan Exploration Co. and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 2001, into McMoRan Exploration Co.'s previously filed Registration Statements on Form S-3 (File No. 333-95195), on Form S-8 (File Nos. 333-67485, 333-67963, 333-
57484 and 333-87380).

                                   RYDER SCOTT COMPANY, L.P.
                                   PETROLEUM ENGINEERS

Houston, Texas
June 6, 2002